Exhibit 1.1

Execution Copy

17,391,305 Enhanced Income Securities(1)
Each representing one share of Class A Common Stock
and $7.15 Principal Amount of 12.0% Senior Subordinated Notes Due 2016

B&G FOODS HOLDINGS CORP.

UNDERWRITING AGREEMENT

October 7, 2004

RBC Capital Markets Corporation
Credit Suisse First Boston LLC
Merrill Lynch, Pierce, Fenner & Smith

Incorporated
Lehman Brothers Inc.
Piper Jaffray & Co.

As the Representatives of the several underwriters named in Schedule I hereto

c/o RBC Capital Markets
60 South Sixth Street
Minneapolis, MN  55402

Ladies and Gentlemen:

B&G Foods Holdings Corp., a Delaware corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of 17,391,305 Enhanced Income Securities (“EISs”), representing 17,391,305 shares of the Company’s Class A common stock, $0.01 par value per share, (the “Class A Common Stock”) and $124.3 million aggregate principal amount of the Company’s 12.0% Senior Subordinated Notes due 2016 (the “Notes”).  Each EIS represents one share of Class A Common Stock and $7.15 principal amount of the Notes. The respective amounts of the aforesaid 17,391,305 EISs (the “Firm Securities”) to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto.  The Company also proposes to sell at the Underwriters’ option an aggregate of up to 2,608,695 additional EISs (the “Option Securities”) representing 2,608,695 shares of Class A Common Stock and $18.7 aggregate principal amount of Notes as set forth below.

As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Securities set forth

(1)           Plus an option to purchase up to 2,608,695 additional Securities to cover over-allotments, if any.

opposite their respective names in Schedule I, plus their pro rata portion of the Option Securities if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters.  The Firm Securities and the Option Securities (to the extent the aforementioned option is exercised) are herein collectively called the “Securities.”  Unless the context otherwise requires, references to the “Firm Securities”, the “Option Securities” and the “Securities” herein shall constitute reference to the EISs and to the shares of Class A Common Stock (the “Common Shares”), the Notes and the Guarantees (as defined below) represented by such EISs.

The Notes will be issued pursuant to an indenture to be dated as of the Closing Date (as hereinafter defined) between the Company, each of the subsidiaries of the Company listed on Exhibit A hereto (collectively, the “Guarantors”) and The Bank of New York, as trustee (the “Trustee”). The Notes will be guaranteed (the “Guarantees”) on an unsecured subordinated basis by each of the Guarantors.

Simultaneously with the consummation of this offering, B&G Foods, Inc., a Delaware corporation which is a wholly-owned subsidiary of the Company (“B&G Foods”), will merge with and into the Company.  The Company will be renamed B&G Foods, Inc. and will consummate certain recapitalization transactions, including, without limitation, (i) the concurrent offering of $22.8 million aggregate principal amount of Notes to be sold separately and not in the form of EISs (the “Separate Notes”), (ii) the concurrent offering of $240.0 million aggregate principal amount of 8.0% senior notes due 2011 (the “New Senior Notes”), (iii) entering into the new $30.0 million senior secured revolving credit facility (the “New Credit Facility”) and (iv) commencing a tender offer with respect to the Company’s outstanding $220 million aggregate principal amount of 9 5/8% senior subordinated notes due 2007 (the “Tender Offer”), each transaction as described in the Prospectuses referred to below under “Summary – The Transactions” (collectively, the “Transactions”). The primary agreements relating to the Transactions are set forth on Schedule II hereto (collectively, the “Transaction Documents”).  Unless the context otherwise requires, references to the “Notes” herein shall constitute reference to the Notes issued as part of the EISs and to the Separate Notes. Except as specifically indicated herein, all references to the “Company” shall refer to both the Company and B&G Foods before the merger and to B&G Foods, Inc., after the merger, in each case together with their wholly owned subsidiaries.  The term “subsidiary” as used in this Agreement shall mean any entity in which the Company shall have a majority ownership interest, whether directly or indirectly, after the consummation of the Transactions.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS.

The Company and each of the Guarantors, jointly and severally, represent and warrant to each of the Underwriters as of the date hereof, as of the Closing Date and as of each Option Closing Date (if any), as follows:

(a)           A registration statement on Form S-1 (File No. 333-112680) with respect to the Securities has been prepared by the Company and the Guarantors in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the Rules and Regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”)

thereunder and has been filed with the Commission.  Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you.  Such registration statement, together with any registration statement filed by the Company and the Guarantors pursuant to Rule 462(b) of the Act, herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectuses referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.  “Prospectus” means the form of prospectus relating to the Securities and Separate Notes or the New Senior Notes, as the case may be, first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.”  The Registration Statement contains a prospectus with respect to the Securities and the Separate Notes and a separate prospectus with respect to the Company’s contemporaneous offering of the New Senior Notes.  Unless the context otherwise requires, references to the “Prospectus” and to the “Preliminary Prospectus” refer only to the prospectus relating to the Securities and the Separate Notes and references to the “Prospectuses” and to the “Preliminary Prospectuses” refer to both the prospectus relating to the Securities and the Separate Notes and the prospectus relating to the New Senior Notes.  Any required filing of the Prospectuses and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made within the time period and in the manner required by Rule 424(b).

(b)           The Commission has not issued an order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus relating to the proposed offering of the Securities and the Separate Notes or the Senior Notes, nor instituted or, to the knowledge of the Company, threatened proceedings for that purpose.  The Registration Statement contains, and the Prospectuses and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations.  The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectuses and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding anything herein to the contrary, the Company and the Guarantors make no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectuses, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.  There are no contracts or documents that are required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectuses which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectuses, including the Transaction Documents, are fairly summarized in all material respects.

(c)           The market-related and customer-related data and estimates and other industry-related data included in the Preliminary Prospectuses and the Prospectuses are based on or derived from sources which the Company believes to be reliable and accurate.

(d)           The Company is a corporation duly incorporated and validly existing and in good standing under the laws of Delaware with full corporate power and corporate authority to own, lease and operate its properties and to conduct its business, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing could not have a material adverse effect on the condition (financial or other), business, properties, net worth, prospects, management, liabilities or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e)           Each subsidiary is a corporation or business trust duly incorporated or organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate or business trust power and corporate or business trust authority to own, lease and operate its properties and to conduct its business, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing does not have a Material Adverse Effect.  The Guarantors are the only domestic subsidiaries, direct or indirect, of the Company.  The only existing subsidiary of the Company that is not a Guarantor or a domestic subsidiary is Les Produits Alimentaires Jacques Et Fils, Inc.

(f)            The Company has all requisite corporate power and corporate authority to execute, deliver and perform its obligations under this Agreement, the Indenture and the Notes.

(g)           Each Guarantor has all requisite corporate or business trust power and corporate or business trust authority, as the case may be, to execute, deliver and perform its obligations under this Agreement, the Indenture, the Notes and the related Guarantees.

(h)           This Agreement has been duly and validly authorized, executed and delivered by the Company and each Guarantor and, assuming due authorization, execution and delivery by the Underwriters, constitutes the valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy.

(i)            The Indenture has been duly and validly authorized by the Company and each Guarantor and has been duly qualified under the Trust Indenture Act of 1939, as amended, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(j)            The Notes have been duly and validly authorized by the Company and when duly executed by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(k)           The Guarantees to be endorsed on the Notes have been duly and validly authorized by each Guarantor and when duly executed by each Guarantor in accordance with the terms of the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of each of the Guarantors, entitled to the benefits of the Indenture, enforceable against each of the Guarantors in accordance with their terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(l)            The Company and each of the Guarantors has all requisite corporate or business trust power and corporate or business trust authority, as the case may be, to execute, deliver (to the extent a party thereto) and perform its obligations under the Transaction Documents.  Each of the Transaction Documents have been duly and validly authorized by the Company and each of the Guarantors, as applicable, and when executed and delivered (to the extent a party thereto) by the Company and each of the Guarantors (assuming the due authorization, execution and delivery by the other parties thereto), will constitute valid and legally binding agreements of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(m)          All the shares of capital stock of the Company outstanding prior to the issuance of the Securities and the consummation of the Transactions have been duly authorized and validly issued and are fully paid and nonassessable; the shares of issued and outstanding capital stock of the Company have been issued in compliance with all federal and state securities laws; the EISs and Common Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-

assessable; no holder of the Securities will be subject to personal liability by reason of being such a holder; and no preemptive rights or other similar rights to subscribe for or acquire exist with respect to any EISs or any shares of the Class A Common Stock or other capital stock of the Company or its subsidiaries.

(n)           Neither the Company nor any of its subsidiaries owns capital stock of any corporation or entity other than its subsidiaries.  All the outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company directly, or indirectly through one of its other subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except (i) pursuant to the Company’s existing senior credit facility as of the date hereof, and (ii) pursuant to the New Credit Facility following the Closing Date.

(o)           Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company.  Except as specifically described in the Registration Statement and Prospectuses, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the Act with respect to any securities of the Company or any of its subsidiaries owned or to be owned by such person or to require the Company or any subsidiary to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or any of its subsidiaries under the Act.

(p)           Since the date as of which information is given in the Prospectuses through the date hereof, and except as may otherwise be disclosed in the Prospectuses, neither the Company nor any subsidiary has (i) issued or granted any securities, (ii) entered into any transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(q)           The information set forth under the caption “Capitalization” in the Prospectuses is true and correct and the Company has authorized and outstanding capital stock as set forth thereunder.  All of the EISs, the Common Shares and the Notes conform in all material respects to the description thereof contained in the Registration Statement.  The form of certificates for the Common Shares conforms to the corporate law of the State of Delaware and the requirements of the American Stock Exchange.  Immediately after the issuance and sale of the Securities to the Underwriters and consummation of the Transactions as described in the Prospectuses, no shares of preferred stock of the Company or any subsidiary shall be issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company or any subsidiary shall have any existing or future right to acquire any shares of preferred stock of the Company or any subsidiary.

(r)            The consolidated financial statements and related schedule of the Company and its consolidated subsidiaries, together with related notes and schedules as set forth in the Registration Statement and the Prospectuses, present fairly in all material respects the financial condition and the results of operations and cash flows of the Company and its consolidated subsidiaries, at the indicated dates and for the indicated periods.  Such financial statements and related schedule have been prepared in accordance with U.S. generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement and the Prospectuses present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectuses present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(s)           KPMG LLP, which has certified certain financial statements of the Company and delivered its opinion with respect to the audited financial statements and schedule included in the Registration Statement and the Prospectuses, are independent public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations.

(t)            KPMG LLP, which has certified certain financial statements of The Ortega Brand of Business (“Ortega”) and delivered its opinion with respect to the audited financial statements included in the Registration Statement and the Prospectuses, are independent public accountants with respect to Ortega within the meaning of the Act and the Rules and Regulations.

(u)           Neither the Company nor any of its subsidiaries (i) is in violation of its certificate of incorporation, by-laws, declaration of trust or other organizational documents, as the case may be, (ii) is in default in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license agreement or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their respective properties or assets is subject and (iii) is in violation in any respect of any law, statute or ordinance, or any rule, regulation, injunction or decree of any court or governmental agency, including, without limitation, the United States Food and Drug Administration (the “FDA”), to which their respective property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except in the case of (ii) or (iii) as could not, individually or in the aggregate, have a Material Adverse Effect.  The execution and delivery of this Agreement, the Indenture, the Notes and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof (including the issuance and sale of the Securities and the use of proceeds from the sale of the securities as described in the Prospectuses under the caption “Use of Proceeds”) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement, license agreement or other agreement, or of the certificate of incorporation or by-laws of the Company or any subsidiary or any order, rule or regulation applicable to the Company or any of its subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.  As used herein, a “Repayment Event” means with respect to any indebtedness of the Company or any of its subsidiaries any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(v)           Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company and the Guarantors of this Agreement and the consummation of the Transactions (except (i) such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the “NASD”), (ii) such additional steps as may be necessary to qualify the Securities for public offering by the Underwriters under state securities or Blue Sky laws and (iii) the filing of the Amended Certificate of Incorporation and Certificate of Merger of the Company with the Secretary of State of the State of Delaware, which shall be filed immediately prior to the closing of the offering) has been obtained or made and is in full force and effect.

(w)          There are no legal or governmental proceedings pending or, to the knowledge of the Company threatened against the Company or any of its subsidiaries or to which any of their respective properties is subject that are not disclosed in the Prospectuses and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or to materially affect the issuance of the Securities or the consummation of the other Transactions.  Except as disclosed in the Registration Statement and the Prospectuses, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of its suppliers, co-packers, distributors, licensors or other similar business associates is involved in any strike, job action or labor dispute with any group of employees, and, to the Company’s knowledge, no such action or dispute is imminent which could reasonably be expected to have a Material Adverse Effect.

(x)            No material relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand which is required to be described in the Prospectuses, which is not so described pursuant to Regulation S-K of the Commission.

(y)           Except as disclosed in, or specifically contemplated by, the Registration Statement and Prospectuses, subsequent to the date of the latest audited financial statements included in the Prospectuses, neither the Company nor any subsidiary has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, that is material to the Company and its subsidiaries, taken as a whole, as the case may be, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt, of the Company and its subsidiaries, taken as a whole, or any material adverse change, or any development involving or which could reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

(z)            The Company and each of the Guarantors maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa)         The Company and each subsidiary has good and marketable title to all property (real and personal) described in the Prospectuses as being owned by it, free and clear of all liens, claims, security interests or other encumbrances, except (i) pursuant to the Company’s existing senior credit facility as of the date hereof, and (ii) pursuant to the New Credit Facility following the Closing Date, and except such as are described in the Prospectuses or as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company or any subsidiary (collectively, “Permitted Liens”) and all the material property described in the Prospectuses as being held under lease by the Company or any subsidiary is held by it under valid, subsisting and enforceable leases, with only such exceptions as in the aggregate are not materially burdensome and do not interfere with the conduct of the business of the Company or any subsidiary.

(bb)         Except as specifically described in the Registration Statement and Prospectuses, the Company and each subsidiary owns or possesses the legal right to use, free and clear of all Liens (other than Permitted Liens), defects, restrictions or equities of any kind whatsoever, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) presently employed by it in connection with its respective business now operated by it (including, without limitation, under the agreement by and between Emeril’s Food of Love Productions, L.L.C. and B&G Foods, dated as of June 9, 2000), except where the failure to own or possess or have the right and ability to use such Intellectual Property would not, singly or in the aggregate, result in a Material Adverse Effect.  The use of such Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not, to the Company’s knowledge, infringe on the rights or claimed rights of any person.  Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with assessed rights of others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

(cc)         The Company and each subsidiary has such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities, including, without limitation, the FDA (“Permits”), as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner described in the Prospectuses, except to the extent that the failure to have such Permits would not have a Material Adverse Effect; the Company and each subsidiary has fulfilled and performed in all material respects, all their respective obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectuses and except to the extent that any such revocation, termination or impairment would not have a Material Adverse Effect; and, except as described in the Prospectuses, none of the Permits contains any restriction that is materially burdensome to the Company or any subsidiary.  Except as may be required under the Securities Act and state and foreign Blue Sky laws and except as have been obtained, no other Permits are required to enter into, deliver and perform this Agreement, the Indenture or the Notes or the Transaction Documents and to issue and sell the Securities.

(dd)         The conduct of business by the Company and each of its subsidiaries complies, and at all times has complied, in all material respects with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items (“Laws”) applicable to its business, including, without limitation, (a) the U.S. Food, Drug and Cosmetic Act and similar federal, state, local and foreign Laws, (b) the Occupational Safety and Health Act, environmental protection laws, the Toxic Substance Control Act and similar federal, state, local and foreign Laws applicable to hazardous, toxic or regulated substances and radioactive or biologic materials and (c) licensing and certification Laws covering any aspect of the business of the Company or any of its subsidiaries.  Neither the Company nor any of its subsidiaries has received any notification asserting, or has knowledge of, any present or past failure to comply with or violation of any such Laws that has not been resolved or that could reasonably be expected to have a Material Adverse Effect.

(ee)         Except as set forth in the Prospectuses, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any subsidiary (or, to the knowledge of the Company or any subsidiary, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require investigation or remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or investigation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and investigation or remedial actions, a Material Adverse Effect; except as set forth in the Prospectuses, there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any subsidiary or with respect to which the Company or any subsidiary has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(ff)           The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not reasonably expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue

Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); each “pension plan” other than a multiemployer plan, as defined in ERISA, for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(gg)         The Company and each subsidiary of the Company maintain insurance covering their properties, operations, personnel and businesses.  Such insurance insures against such losses and risks as are reasonably adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses.  Neither the Company nor any of its subsidiaries has received written notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.  All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force through the Closing Date.  There are no claims by the Company or any subsidiary under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.

(hh)         The Company has filed all federal, state and local income and franchise tax returns required to be filed by the Company and its subsidiaries through the date hereof and has paid, or made adequate reserve or provision for, all taxes shown to be due and payable on such returns, and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, might have) a Material Adverse Effect.

(ii)           (A) The Company has delivered to the Representatives a true and correct copy of each of the Transaction Documents that have been executed and delivered prior to the date of this Agreement and each other Transaction Document in the form substantially as it will be executed and delivered on or prior to the Firm Securities Closing Date, together with all related agreements and all schedules and exhibits thereto, and as of the date hereof there have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Transaction Documents since their date of execution or from the form in which such Transaction Documents have been delivered to the Representatives; and (B) there exists as of the date hereof (after giving effect to the transactions contemplated by each of the Transaction Documents) no event or condition that would constitute a default or an event of default (in each case as defined in each of the Transaction Documents) under any of the Transaction Documents that would result in a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the Transactions.

(jj)           Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any subsidiary, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; has made any direct or indirect unlawful payment to any foreign or domestic government official, or employee from corporate funds; has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(kk)         The Company is not and, upon issuance and sale of the Securities in accordance herewith and the application of the net proceeds to the Company of such sale as described in the Prospectuses under the caption “Use of Proceeds,” will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ll)           Except as permitted by the Act, the Company has not distributed and, prior to the later to occur of the Closing Date and completion of the offering of the Securities, will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities, the Separate Notes and the New Senior Notes other than the Preliminary Prospectuses and the Prospectuses.

(mm)       To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representatives.

(nn)         Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to or which could reasonably be expected to cause or result in, or which has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities, the Class A Common Stock, the Notes or any security of the Company to facilitate the sale or resale of the Securities.

(oo)         Other than as contemplated by this Agreement, the Company and the Guarantors have not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(pp)         Neither the Company nor any of its subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement or the Prospectuses, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company, any subsidiary of the Company or, to the Company’s knowledge, any other party to any such contract or agreement.

(qq)         The information contained in the Registration Statement and the Prospectuses regarding the Company’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the Securities Act and the Exchange Act were made by the Company on a reasonable basis and reflect the Company’s good faith belief and/or estimate of the matters described therein; the Company believes, based on a review and analysis conducted by the Company’s management and board of directors, that, subject to the assumptions and considerations set forth in the Prospectus under the caption “Dividend Policy and Restrictions – Assumptions and Considerations” and to the risk factors set forth in the Prospectuses under the caption “Risk Factors,” the Company’s EBITDA for the 12-month period ending December 31, 2005 will be at least $73.4 million, and that the assumptions as to capital expenditures, cash interest expense and cash taxes set forth in the Registration Statement and the Prospectuses under the caption “Dividend Policy and Restrictions” are reasonable.

(rr)           Any certificate signed by any officer of the Company or any Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities contemplated hereby shall be deemed a representation and warranty by the Company or any such Guarantor to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

(ss)         The Company has not taken and will not take any action that would cause this Agreement or the issuance or sale of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on each Closing Date.

(tt)           Immediately after the consummation of the transactions contemplated by this Agreement and the Transactions, the fair value and present fair saleable value of the assets of the Company and its subsidiaries taken as a whole will exceed its stated liabilities (including contingent, subordinated, unmatured and unliquidated liabilities); and (ii) the Company and its subsidiaries taken as a whole is not, nor will it be, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and by the Transactions, unable to pay its debts (contingent or otherwise) as they mature.

(uu)         The Company is in substantial compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to the Company and that are effective and is taking steps to ensure that it will be in substantial compliance with other provisions of the Sarbanes-Oxley Act of 2002 applicable to the Company upon the effectiveness of such provisions.

(vv)         The EISs have been duly authorized for listing on the American Stock Exchange, subject to official notice of issuance.  A registration statement with respect to the EISs has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act.

(ww)       The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or listing of EISs on the American Stock Exchange, nor has the Company received any notification that the Commission or the American Stock Exchange is contemplating terminating such registration or quotation.

2.             PURCHASE, SALE AND DELIVERY OF THE FIRM SECURITIES.

(a)           On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $15.00 per EIS (the “Initial Price”), the amount of Firm Securities set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

(b)           Payment for the Firm Securities to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters.  Such payment and delivery are to be made through the facilities of the Depository Trust Company, New York, New York at 10:00 a.m., Eastern Time, on October 14, 2004 or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.”  As used herein, “business day” means a day on which the New York Stock Exchange and the American Stock Exchange are open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

(c)           In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Securities at the Initial Price.  The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) from time to time thereafter within 30 days after the date of this Agreement, by you, as the Representatives of the several Underwriters, to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option, the names and denominations in which the Option Securities are to be registered and the time and date at which such certificates are to be delivered.  The time and date at which certificates for Option Securities are to be delivered shall be determined by the Representatives but shall not be prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”).  If the date of exercise of the option is before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The number of Option Securities to be purchased by each Underwriter shall be in the same proportion to the total number of Option Securities being purchased as the number of Firm Securities being purchased by such Underwriter bears to the total number of Firm Securities, adjusted by you in such manner as to avoid fractional Securities.  The option with respect to the Option Securities granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriters.  You, as the Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.  To the extent, if any, that the option is exercised, payment for the Option Securities shall be made on the Option Closing Date in Federal (same day funds) through the facilities of the Depository Trust Company in New York, New York drawn to the order of the Company.

3.             OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Firm Securities as soon as the Representatives deem it advisable to do so.  The Firm Securities are to be initially offered to the public at the initial public offering price set forth in the Prospectus.  The Representatives may from time to time thereafter change the public offering price and other selling terms.  To the extent, if at all, that any Option Securities are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Securities in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.             COVENANTS OF THE COMPANY.

The Company covenants and agrees with the several Underwriters that:

(a)           The Company will (i) use its reasonable best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations Prospectuses in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations; (ii) not file any amendment to the Registration Statement or supplement to the Prospectuses of which the Representatives shall not previously have been advised and furnished with a copy and to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectuses and prior to the termination of the offering of the Securities by the Underwriters.

(b)           The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or could reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(c)           The Company will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to any of the Prospectuses or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of any of the Prospectuses or of the institution of any proceedings for that purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any of the Prospectuses and to obtain as soon as possible the lifting thereof, if issued.

(d)           The Company will cooperate with the Representatives in endeavoring to qualify the Securities, including the Common Shares, for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.  The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Securities.

(e)           The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectuses as the Representatives may reasonably request.  The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act and the Rules, as many copies of the Prospectuses in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request.  The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.  The copies of the Registration Statement and Prospectuses and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)            The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities, the Separate Notes and the New Senior Notes as contemplated in this Agreement and the Prospectuses.  If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement any of the Prospectuses in order to make the statements therein, in the light of the circumstances existing at the time any of the Prospectuses is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement any of the Prospectuses to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the applicable Prospectuses so that the Prospectuses as so amended or supplemented will not, in the light of the circumstances when they are so delivered, be misleading, or so that the Prospectuses will comply with the law.

(g)           The Company, during the period when any of the Prospectuses are required to be delivered under the Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(h)           The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(i)            Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectuses.

(j)            During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of RBC Capital Markets Corporation, Credit Suisse First Boston LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Joint Bookrunners”), (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any EIS, shares of Class A Common Stock, shares of Class B common stock, $0.01 par value per share of the Company (the “Class B Common Stock”), or Notes (including any notes issued in connection with a subsequent issuance of EISs as described in the Prospectuses) or any securities convertible into or exercisable or exchangeable for such securities or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of EISs, Class A Common Stock, Class B Common Stock or Notes or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or as part of the Transactions, as specifically contemplated by and described in the Prospectuses, (B) awards of options to purchase securities pursuant to employee benefit plans as specifically described in the Prospectuses, (C) shares of Class A or Class B Common Stock issued upon the exercise or conversion of options, warrants, or other securities outstanding on the Closing Date and (D) shares of Class A or Class B Common Stock issued in connection with any merger, consolidation or stock asset acquisition, so long as the recipients of Common Stock in such transaction agree in writing prior to the consummation of such transaction to be bound by the same lock-up restrictions as the Company.

Notwithstanding the foregoing, if: (1) during the last 17 days of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or   (2) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by this paragraph 4(j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Joint Bookrunners waive, in writing, such extension.

(k)           The Company will use its reasonable best efforts to list, subject to notice of issuance, the EISs on the American Stock Exchange.

(l)            The Company will use its reasonable best efforts to list the Class A Common Stock on the American Stock Exchange (or any other exchange or quotation system on which the EISs are then listed, or were previously listed) when the shares held separately and not in the form of EISs satisfy applicable listing requirement for a period of 30 consecutive trading days.

(m)          The Company has caused each officer and director and shareholder of the Company listed on Schedule III hereto to furnish to you, on or prior to the date of this agreement, a letter or letters, in substantially the form of Exhibit B hereto (“Lockup Agreements”).

(n)           The Company shall apply the net proceeds of its sale of the Securities, the Separate Notes and the New Senior Notes as described under the heading “Use of Proceeds” in the Prospectuses and shall report with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(o)           The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the 1940 Act.

(p)           The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Class A Common Stock.

(q)           On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the American Stock Exchange (including any required registration under the Exchange Act).

(r)            The Company will use its reasonable best efforts in cooperation with the Underwriters to permit the Securities, the EISs and the New Senior Notes to be eligible for clearance and settlement through DTC.

(s)           Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Securities without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(t)            The Company will use its reasonable best efforts to do and perform all things required to be done and performed by it under this Agreement, the Indenture, the Notes, the Transaction Documents and any other related agreements prior to or after each Closing Date and to satisfy all conditions precedent on its part to the obligations of the Underwriters to purchase and accept delivery of the Securities.

5.             COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following:  accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectuses, the Underwriters’ Selling Memorandum and the Underwriters’ Invitation Letter, if any, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Securities; the Listing Fee of the American Stock Exchange; the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Securities under State securities or Blue Sky laws; and any travel expenses of the Company’s officers and employees and other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities.

The Company shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for all out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Securities or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Securities.

6.             CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Securities on the Closing Date and the Option Securities, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date and the Option Closing Date, if any, of the representations and warranties of the Company and the Guarantors contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)           The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction.  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Securities, the EISs or the New Senior Notes.

(b)           The Representatives shall have received on the Closing Date and the Option Closing Date, if any, (i) the opinion of Dechert LLP, counsel for the Company dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters (and stating that it may be relied upon by Debevoise & Plimpton LLP, counsel for the Underwriters) to the effect set forth in Exhibit C, (ii) the opinion of Lisman, Webster, Kirkpatrick & Leckerling, P.C., Vermont counsel for the Company dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters (and stating that it may be relied upon by Debevoise & Plimpton LLP, counsel for the Underwriters) to the effect set forth in Exhibit D, and (iii) the opinion of Bell, Boyd & Lloyd LLC, intellectual property counsel for the Company dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters (and stating that it may be relied upon by Debevoise & Plimpton LLP, counsel for the Underwriters) to the effect set forth in Exhibit E.

(c)           The Representatives shall have received on the Closing Date from Debevoise & Plimpton LLP, counsel for the Underwriters, an opinion dated the Closing Date and the Option Closing Date, if any, in form and substance reasonably satisfactory to the Representatives.

(d)           The Representatives shall have received, if so requested by the Representatives, at or prior to the Closing Date from Debevoise & Plimpton LLP a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Securities under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

(e)           The Representatives shall have received on the Closing Date and the Option Closing Date, if any, from Debevoise & Plimpton LLP, U.S. tax counsel for the Representatives, an opinion, addressed to the Representatives and dated the Closing Date and the Option Closing Date, if any, in form and substance reasonably satisfactory to the Representatives.

(f)            The Company shall have received at or prior to the Closing Date an opinion from Houlihan Lokey Howard & Zukin Financial Advisors, Inc. related to certain financial matters, in form and substance reasonably satisfactory to the Representatives.

(g)           The Representatives shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance satisfactory to the Representatives, of KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedule examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectuses.

(h)           The Representatives shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Company’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Option Closing Date, if any, each of them severally represents as follows:

(i)            The Registration Statement has become effective under the Act and, to his knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been taken or are contemplated by the Commission;

(ii)           The representations and warranties of the Company and the Guarantors contained in Section 1 hereof are true and correct;

(iii)          All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

(iv)          He has carefully examined the Registration Statement and the Prospectuses and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectuses did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectuses or the Registration Statement which has not been so set forth in such supplement or amendment; and

(v)           Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business.

(i)            The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(j)            The EIS’s shall have been approved for listing on the American Stock Exchange, subject only to official notice of issuance.

(k)           The Lockup Agreements described in Section 4(m) shall be in full force and effect and the Representatives shall have received originally executed copies thereof.

(l)            The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements with respect to the Securities.

(m)          The Indenture shall have been duly executed and delivered by the Company, each of the Guarantors and the Trustee and shall be duly qualified under the Trust Indenture Act, and the Notes (and related Guarantees) shall have been duly executed and delivered by the Company and each of the Guarantors and duly authenticated by the Trustee.

(n)           There shall not have been any announcement by any “nationally recognized statistical rating organization,” as defined for purposes of Rule 436(g) under the Securities Act, that (A) it is downgrading its rating assigned to any debt securities of the Company or its subsidiaries, or (B) it is reviewing its rating assigned to any debt securities of the Company or its subsidiaries with a view to possible downgrading, or with negative implications.

(o)           The Representatives shall have received on the Closing Date a certificate or certificates of the Company, addressed to the Representatives and dated such Closing Date, and executed by the Chief Financial Officer of the Company containing statements and information with respect to certain financial, operating, market and industry information contained in the Registration Statement and the Prospectus, in form and substance reasonably satisfactory to the Representatives.

(p)           On or prior to the Closing Date, and simultaneous with Closing, the Transactions shall have been consummated (except as set forth in the immediately following sentence), including, without limitation, the closing of the concurrent offerings of the Separate Notes and the New Senior Notes and the closing of the New Credit Facility.  The closing of the Tender Offer and the retirement of the Company’s outstanding 9 5/8% senior subordinated notes will occur as soon as practicable after the Closing Date; as of the date hereof, a sufficient number of consents have been received pursuant to the Tender Offer consent solicitation to terminate certain of the Company’s restrictive covenants under the indentures governing the outstanding senior subordinated notes upon the execution and delivery of supplemental indentures as described in B&G Foods’ Offer to Purchase and Consent Solicitation Statement dated September 16, 2004.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Debevoise & Plimpton LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing on or prior to the Closing Date or the Option Closing Date, if any.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.             CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

The obligations of the Company to sell and deliver the portion of the Securities required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.             INDEMNIFICATION.

(a)           The Company, and each of the Guarantors, jointly and severally, agrees:

(i)            to indemnify and hold harmless each Underwriter, its members, directors and officers and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter, its members, directors and officers or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any of the Preliminary Prospectuses, the Prospectuses or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any of the Preliminary Prospectuses, the Prospectuses, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; and

(ii)           to reimburse each Underwriter, its partners, members, directors and officers and each such controlling person upon demand for any legal or other out-of-pocket expenses incurred by such Underwriter, its partners, members, directors and officers or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Securities, whether or not such Underwriter or controlling person is a party to any action or proceeding.

(b)           Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i)  any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any of the Preliminary Prospectuses, the Prospectuses or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any of the Preliminary Prospectuses, the Prospectuses or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof set forth in Section 13 of this Agreement.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel,  (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel), for all such indemnified parties.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes (i) an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)           If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement.  A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

9.             DEFAULT BY UNDERWRITERS.

If on the Closing Date or the Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Securities which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as the Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase.  If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Securities with respect to which such default shall occur does not exceed 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Securities or Option Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Securities of Firm Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 8 hereof.  In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the Closing Date or Option Closing Date, if any, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected.  The term “Underwriter” includes any person substituted for a defaulting Underwriter.  Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.           NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriters, to	RBC Capital Markets Corporation
1 Liberty Plaza
165 Broadway
New York, NY 10006-1404
	Attention:	Joe Morea
Syndicate Director
Fax: (212) 428-6260

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010-3629
	Attention:	Transaction Advisory Group

Merrill Lynch Pierce Fenner & Smith Incorporated
North Tower
World Financial Center
New York, NY 10281-1201
	Attention:	Syndicate Operations

with a copy to	Steven J. Slutzky, Esq.
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Fax: (212) 909-6836

if to the Company, to	B&G Foods, Inc.
Four Gatehall Drive
Suite 100
Parsippany, New Jersey 07054
	Attention:	David L. Wenner
Chief Executive Officer
Fax: (973) 630-6550

with copies to	Dechert LLP
30 Rockefeller Plaza
New York, New York 10112
	Attention:	Christopher G. Karras, Esq.
Glyndwr P. Lobo, Esq.
Fax: (212) 698-3599

11.           TERMINATION.

(a)           This Agreement may be terminated by the Representatives by notice to the Company at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectuses, any material adverse change or any development involving a prospective change which, in the judgment of the Representatives, has had or is reasonably likely to have a Material Adverse Effect, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or act of terrorism or change in economic or political conditions, if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis, terrorism or change in the financial markets of the United States or international financial, political or economic conditions or currency exchange rates or exchange controls would, in the judgment of a majority in interest of the Underwriters, including the Representatives, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the judgment of a majority in interest of the Underwriters, including the Representatives, materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) any major disruption of settlements of securities or clearance services in the United States, (vii) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act), (viii) the suspension of trading of the Company’s Securities by the American Stock Exchange or any exchange or in the over-the-counter market, the Commission, or any other governmental authority, or (ix) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the judgment of a majority in interest of the Underwriters, including the Representatives, has a material adverse effect on the securities markets in the United States; or

(b)           as provided in Sections 6 and 9 of this Agreement.

12.           SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Company, the Guarantors and the Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.           INFORMATION PROVIDED BY UNDERWRITERS.

The Company, the Guarantors and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any of the Prospectuses or the Registration Statement consists of the information contained in the last paragraph of the Prospectus cover page regarding delivery of the Securities, and the following information under the caption “Underwriting” in the Prospectus: the first paragraph under the heading “Commissions and Expenses,” the first paragraph under the heading “Offering Price Determination,” and the first two paragraphs under the heading “Stabilization, Short Positions and Penalty Bids.”

14.           MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement,  (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Securities under this Agreement.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[remainder of page intentionally blank]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Guarantors and the several Underwriters in accordance with its terms.

Very truly yours,

B&G FOODS, INC.

By:	/s/ Robert C. Cantwell
Name: Robert C. Cantwell
Title: Executive Vice President of Finance

B&G FOODS HOLDINGS CORP.

By:	/s/ Robert C. Cantwell
Name: Robert C. Cantwell
Title: Executive Vice President of Finance

BGH HOLDINGS, INC.
BLOCH & GUGGENHEIMER, INC.
HERITAGE ACQUISITION CORP.
MAPLE GROVE FARMS OF VERMONT, INC.
ORTEGA HOLDINGS INC.
POLANER, INC.
TRAPPEY’S FINE FOODS, INC.
WILLIAM UNDERWOOD COMPANY
as Guarantors

By:	/s/ Robert C. Cantwell
Name: Robert C. Cantwell
Title: Authorized Officer

The foregoing Underwriting Agreement is hereby confirmed
and accepted as of the date first above written.

RBC CAPITAL MARKETS CORPORATION
CREDIT SUISSE FIRST BOSTON LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED
LEHMAN BROTHERS, INC.
PIPER JAFFRAY & CO.

As the Representatives of the several
Underwriters listed on Schedule I

By:  RBC Capital Markets Corporation

By:	/s/ Mark W. Filipski
Name: Mark W. Filipski
Title: Managing Director

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Securities to be Purchased	Number of Option Securities to be Purchased

RBC Capital Markets Corporation	4,173,913.20	626,086.80
Credit Suisse First Boston LLC	4,173,913.20	626,086.80
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,173,913.20	626,086.80
Lehman Brothers, Inc.	3,773,913.19	566,086.82
Piper Jaffray & Co.	1,095,652.21	164,347.78

Total	17,391,305.00	2,608,695.00

SCHEDULE II

TRANSACTION DOCUMENTS

1)     Amended and Restated Certificate of Incorporation of B&G Foods, Inc.

2)     Amended and Restated By-Laws of B&G Foods, Inc.

3)     Second Amended and Restated Securities Holders Agreement, dated as of October 14, 2004, among Bruckmann, Rosser, Sherrill & Co., L.P., certain of the Company’s existing stockholders, certain members of the Company’s Board of Directors and the Company’s executive officers.

4)     Amended and Restated Transaction Services Agreement, dated as of September 30, 2004, between Bruckmann, Rosser, Sherrill & Co., Inc. and the Company.

5)     Revolving Credit Agreement, dated as of October 14, 2004, among the Company, the Guarantors, the several banks and other financial institutions from time to time party to thereto, Lehman Commercial Paper Inc., as administrative agent, Fleet National Bank, as syndication agent, The Bank of New York, as documentation agent and Lehman Brothers Inc., as sole advisor, sole lead arranger and sole bookrunner.

6)     Indenture, dated as of October 14, 2004, among the Company, the Bank of New York, as trustee, and the Guarantors thereto, relating to the New Senior Notes.

7)     Underwriting Agreement, dated as of October 14, 2004, among the Company, the Guarantors and Lehman Brothers, Inc., as representative of the several underwriters with respect to the New Senior Notes.

SCHEDULE III

LIST OF PERSONS SUBJECT TO LOCK-UP

Bruckmann, Rosser Sherrill & Co., L.P.

Bruce C. Bruckmann

Harold O. Rosser II

Stephen C. Sherrill

Donald Bruckmann

Thomas J. Baldwin

H. Virgil Sherrill

Nancy Zweng

BCB Partnership

NAZ Partnership

Paul D. Kaminski

Merrill Lynch Pierce Fenner and Smith, custodian FBO Paul D. Kaminski IRA

Elizabeth McShane

Beverly Place

Polly Bruckmann

Canterbury Mezzanine Capital II, L.P.

Protostar Equity Partners, L.P.

Leonard S. Polaner

David L. Wenner

David Burke

Robert C. Cantwell

James Brown

Albert Soricelli

Alfred Poe

William F. Callahan, III

Sumner Kaufman

Marvin Schwinder

Greg Theile

Lou Sommer

Michael Malone

William Wright

Gaylord Sledge

James DePrima

James Buoye

Rodger Graham

Cynthia Wojcik

Emeril’s Food of Love Productions, LLC

William Morris Agency, Inc.

EXHIBIT A

LIST OF SUBSIDIARY GUARANTORS

BGH Holdings, Inc.

Bloch & Guggenheimer, Inc.

Heritage Acquisition Corp.

Maple Groves Farms of Vermont, Inc.

Ortega Holdings Inc.

Polaner, Inc.

Trappey’s Fine Foods, Inc.

William Underwood Company

A-1

EXHIBIT B

FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS
PURSUANT TO SECTION 4(M)

October     , 2004

RBC Capital Markets Corporation

Credit Suisse First Boston LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Lehman Brothers Inc.
Piper Jaffray & Co.

as the Representatives of the several Underwriters

c/o RBC Capital Markets Corporation

60 South Sixth Street

Minneapolis, MN  55402

Re:          Proposed Public Offering by B&G Foods, Inc.

Ladies and Gentlemen:

The undersigned, a stockholder and/or an officer and/or director of B&G Foods, Inc. (the “Company”), understands that RBC Capital Markets Corporation, Credit Suisse First Boston LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Joint Bookrunners”) and together with Lehman Brothers Inc. and Piper Jaffray & Co. propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of Enhanced Income Securities, or EISs, of the Company.  Each EIS represents one share of the Company’s Class A common stock, $.01 par value per share (the “Class A Common Stock”) and an aggregate principal amount of the Company’s Senior Subordinated Notes due 2016 (the “Notes”).  In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and/or an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 180 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Joint Bookrunners, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any EISs or shares of the Company’s Class A Common Stock, Class B common stock of the Company, $.01 par value per share (the “Class B Common Stock”), or any Notes (including any Notes issued in connection with a subsequent issuance of EISs as described in the Prospectus) or any securities convertible into or exchangeable or exercisable for such securities, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any EISs or shares of Class A Common Stock, Class B Common Stock, or any Notes (including any Notes issued in connection with a subsequent issuance of EISs as described in the Prospectus), whether any such swap or transaction is to be settled by delivery of such securities or other securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may transfer EISs or shares of Class A Common Stock, Class B Common Stock or Notes (including Notes issued in connection with a subsequent issuance of EISs as described in the Prospectus) (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer the trustee of the trust agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding the shares subject to the provisions of this agreement.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Notwithstanding the foregoing, if: (1) during the last 17 days of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Joint Bookrunners waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 180-day lock-up period pursuant to the previous paragraph will be delivered by the Joint Bookrunners to the Company (in accordance with Section 10 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

Very truly yours,

Signature:

Print Name:

EXHIBIT C

FORM OF OPINION OF DECHERT LLP, COUNSEL TO THE COMPANY

(a)           The Company has been duly incorporated.  Each of the Company and the Guarantors listed on Part I of Schedule A is a corporation or business trust validly existing and, based solely on good standing certificates issued by the Secretary of State of the State of Delaware and the Secretary of the Commonwealth of the Commonwealth of Massachusetts, in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate or business trust power and corporate or business trust authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.  Based solely on good standing certificates issued by the Secretary of State of each applicable jurisdiction, the Company and each of the Guarantors listed on Part I of Schedule A is duly qualified to transact business and is in good standing in the jurisdictions listed on Schedule B.

(b)           Each of the Company and the Guarantors listed on Part I of Schedule A has all requisite corporate or business trust power and corporate or business trust authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder, including to issue and sell the Securities.  The Underwriting Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors listed on Part I of Schedule A.

(c)           Each of the Company and the Guarantors listed on Part I of Schedule A has all requisite corporate or business trust power and corporate or business trust authority to execute and deliver the Indenture and to perform its obligations thereunder.  The Indenture has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors listed on Part I of Schedule A, has been duly qualified under the Trust Indenture Act and, when duly authorized, executed and delivered by the Guarantor listed on Part II of Schedule A and the Trustee, the Indenture will be a legal, valid and binding obligation of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms.

(d)           Each of the Company and the Guarantors listed on Part I of Schedule A has all requisite corporate or business trust power and corporate or business trust authority to execute and deliver the New Senior Notes Underwriting Agreement and to perform its obligations thereunder, including to issue and sell the New Senior Notes.  The Senior Notes Underwriting Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors listed on Part I of Schedule A.

(e)           Each of the Company and the Guarantors listed on Part I of Schedule A has all requisite corporate or business trust power and corporate or business trust authority to execute and deliver the Senior Notes Indenture and to perform its obligations thereunder.  The Senior Notes Indenture has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors listed on Part I of Schedule A, has been duly qualified under the Trust Indenture Act and, when duly authorized, executed and delivered by the Guarantor listed on Part II of Schedule A and the Trustee, the Senior Notes Indenture will be a legal, valid and binding obligation of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms.

(f)            The Notes have been duly and validly authorized and executed by the Company and, when issued by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Notes will be the legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

(g)           Each Guarantor listed on Part I of Schedule A has all requisite corporate or business trust power and corporate or business trust authority to execute and deliver its Guarantee and to perform its obligations thereunder.  The Guarantees have been duly and validly authorized by each of the Guarantors listed on Part I of Schedule A and endorsed on the Notes and, when duly authorized by the Guarantor listed on Part II of Schedule A and endorsed on the Notes, and when issued by the Guarantors and duly authenticated by the Trustee in accordance with the terms of the Indenture and when the Notes have been issued by the Company, duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Guarantee of each Guarantor will be the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

(h)           The New Senior Notes have been duly and validly authorized and executed by the Company and, when issued by the Company, authenticated by the Trustee in accordance with the terms of the Senior Notes Indenture and delivered to and paid for by the Senior Notes Underwriters in accordance with the terms of the Senior Notes Underwriting Agreement, the New Senior Notes will be the legal, valid and binding obligations of the Company, entitled to the benefits of the Senior Notes Indenture and enforceable against the Company in accordance with their terms.

(i)            Each Guarantor listed on Part I of Schedule A has all requisite corporate or business trust power and corporate or business trust authority to execute and deliver its guarantee of the New Senior Notes (the “Senior Notes Guarantee”) and to perform its obligations thereunder.  The Senior Notes Guarantees have been duly and validly authorized by each of the Guarantors listed on Part I of Schedule A and endorsed on the New Senior Notes and, when duly authorized by the Guarantor listed on Part II of Schedule A and endorsed on the New Senior Notes, and when issued by the Guarantors and duly authenticated by the Trustee in accordance with the terms of the Senior Notes Indenture and when the New Senior Notes have been issued by the Company, duly authenticated by the Trustee in accordance with the terms of the Senior Notes Indenture and delivered to and paid for by the Senior Notes Underwriters in accordance with the terms of the Senior Notes Underwriting Agreement, the Senior Notes Guarantee of each Guarantor will be the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

(j)            All necessary corporate or business trust action has been duly and validly taken by the Company and by each of the Guarantors listed on Part I of Schedule A to authorize the execution, delivery and performance of the Notes, the Guarantees, the New Senior Notes, the Senior Notes Guarantees, the Transactions Documents and the issuance and sale of the Securities.

(k)           The Company has all requisite corporate power and corporate authority to execute and deliver the Securities Holders Agreement and to perform its obligations thereunder.  The Securities Holders Agreement has been duly authorized, executed and delivered by the Company and, when duly authorized, executed and delivered by each of the other parties thereto will be enforceable against the Company in accordance with its terms.

(l)            The outstanding shares of capital stock of the Guarantors listed on Part I of Schedule A have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or any of the Guarantors; and, to our knowledge and except as otherwise set forth in the Prospectus, the outstanding shares of capital stock of each Guarantor listed on Part I of Schedule A are owned free and clear of all liens, encumbrances and equities and claims, and, to our knowledge and except as otherwise set forth in the Prospectus or the Securities Holders Agreement, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Guarantors are outstanding.

(m)          The Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Prospectus.  As of the dates stated therein and, since such dates, there has been no change in the capital stock of the Company other than as described in the Prospectus; the outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights of stockholders; the certificates for the Common Shares, assuming they are in the form filed with the Commission, comply with the applicable requirements of the Delaware General Corporation Law and the American Stock Exchange; the EISs and Common Shares, including the Option Securities, if any, to be sold by the Company pursuant to the Underwriting Agreement, have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by the Underwriting Agreement; except as otherwise set forth in the Prospectus, no preemptive or similar rights of stockholders exist with respect to any of the EISs, Class A Common Stock or

Class B Common Stock or the issue or sale thereof; and no holder of the Securities is subject to personal liability by reason of being such a holder.

(n)           Except as described in or contemplated by the Prospectus, to our knowledge there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any EISs or shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to our knowledge no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the securities or the right to have any shares of Class A Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Class A Common Stock or other securities of the Company.

(o)           The Registration Statement has become effective under the Act and, to our knowledge based solely on a telephonic confirmation by a member of the staff of the U.S. Securities and Exchange Commission, no stop order proceedings with respect thereto have been instituted or are pending or, to our knowledge, threatened under the Act.  Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule.

(p)           The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder and the Trust Indenture Act and the Trust Indenture Act Regulations (except that we express no opinion as to the financial statements, footnotes thereto, related schedules, other financial data and statistical data derived from financial statements or the related schedules included therein or omitted therefrom).

(q)           The statements under the captions “Summary—The Transactions,” “Summary—Total Sources and Uses of Funds;” “Summary—Summary of the Common Stock,” “Summary—Summary of Our Senior Subordinated Notes,” “Certain Relationships and Related Transactions,” “Description of Capital Stock,” “Description of Senior Subordinated Notes,” “Description of Enhanced Income Securities,” “Business—Government Regulation,” “Business—Legal Proceedings,” “Business—Environmental Matters,” “Description of Certain Indebtedness,” “Shares Eligible for Future Sale,” and “Material U.S. Federal Income Tax Considerations” in the Prospectus and in the Registration Statement under Item 14 of Part II, in each case to the extent such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

(r)            The statements set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations,” insofar as they discuss matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute our opinion as to the material United States federal income tax consequences of the purchase, ownership and disposition of EISs, Class A Common Stock or Notes issued in this offering, subject to the qualifications and limitations stated therein and as set forth in the opinion filed as Exhibit 8.1 to the Registration Statement.

(s)           To our knowledge, there are no contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so (or incorporated by reference as) filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

(t)            To our knowledge and other than as set forth in the Prospectus, there is no litigation, proceeding or governmental investigation (including, without limitation, any litigation, proceeding or governmental investigation relating to the United States Food and Drug Administration (the “FDA”)) pending or overtly threatened against or involving the assets, properties or businesses of, the Company or any Guarantor that is required to be disclosed in the Registration Statement and the Prospectus pursuant to Item 103 of Regulation S-K or that, if determined adversely to the Company or such Guarantor, would reasonably be expected to have a Material Adverse Effect.

(u)           The execution, delivery and performance of the Underwriting Agreement, the Indenture, the other Transaction Documents, the Notes and the Guarantees by the Company and the Guarantors and the consummation by the Company and the Guarantors of the transactions contemplated thereby will not (A) require any consent, approval, authorization, order, designation, declaration or filing by or with any New York or federal court, regulatory body, administrative agency or other governmental body (except (i) those already obtained or made under the Act, the Exchange Act, the Trust Indenture Act or otherwise and in full force and effect, (ii) those required by state securities or blue sky laws or regulations, as to which we express no opinion, and (iii) those required under the rules of the National Association of Securities Dealers, Inc., (B) violate the organizational documents of the Company or any of the Guarantors listed on Part I of Schedule A, (C) conflict with, or constitute a breach of, or default or Repayment Event under, any agreement, indenture or other instrument to which the Company or any of the Guarantors is a party and which agreement, indenture or other instrument is known to us or (D) violate any New York or federal statute, rule or regulation or Delaware General Corporation Law or law under Chapter 182 of the General Laws of Massachusetts applicable to the Company or any of the Guarantors listed on Part I of Schedule A (other than state securities or blue sky laws or regulations or federal antitrust laws as to which we express no opinion) or (E) violate any judgment, writ, injunction, decree, order or ruling of any New York or federal court, regulatory body, administrative agency or other governmental body binding upon the Company or any Guarantor and which judgment, writ, injunction, decree, order or ruling is known to us.

(v)           The Company is not and, immediately after giving effect to the transactions contemplated by the Underwriting Agreement and the application of the net proceeds thereof as described in the Prospectus under the caption “Use of Proceeds,” will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(w)          The EISs, the Common Shares, the Notes and the New Senior Notes conform in all material respects as to legal matters to the descriptions thereof contained in the Prospectus.

(x)            To our knowledge, neither the Company nor any of the Guarantors has received any notice of infringement of or conflict with assessed rights of others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, might have a Material Adverse Effect.

(y)           There are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

(z)            Upon filing of the Certificate of Merger with the Secretary of State of Delaware, the merger of B&G Foods, Inc. with and into the Company and the renaming of the Company as B&G Foods, Inc. will become effective under the laws of the State of Delaware.

(aa)         Each of the Transactions (other than the Tender Offer and the retirement of the Company’s currently outstanding 9 5/8% Senior Subordinated Notes) has been consummated, including the concurrent offering of the New Senior Notes and the closing of the New Credit Facility.  The Tender Offer and the retirement of the notes have been duly authorized by the Company.

In rendering such opinion, Dechert LLP may rely on local counsel satisfactory to the Representatives as to matters which are governed by laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and/or Federal laws of the United States, provided that in each case Dechert LLP shall state that they believe that they and the Underwriters are justified in relying on such other counsel.  In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, if any, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectuses, or any supplement thereto, on the date they were filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, if any, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, the financial schedule or financial information or statistical data derived exclusively from the financial statements or the financial schedule therein).  With respect to such statement, Dechert LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

EXHIBIT D

FORM OF OPINION OF LISMAN, WEBSTER, KIRKPATRICK & LECKERLING, P.C.

1)     MGF is a corporation duly organized, validly existing and in good standing under the laws of the State of Vermont and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

2)     MGF has all requisite corporate power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder.  The Underwriting Agreement has been duly authorized, executed and delivered by MGF.

3)     MGF has all requisite corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder.  The Indenture has been duly and validly authorized, executed and delivered by MGF and, when duly authorized, executed and delivered by the MGF and the Trustee, the Indenture will be a legal, valid and binding obligation of MGF in accordance with its terms.

4)     MGF has all requisite corporate power and authority to execute and deliver the New Senior Notes Underwriting Agreement and to perform its obligations thereunder.  The Senior Notes Underwriting Agreement has been duly authorized, executed and delivered by MGF.

5)     MGF has all requisite corporate power and authority to execute and deliver the Senior Notes Indenture and to perform its obligations thereunder.  The Senior Notes Indenture has been duly and validly authorized, executed and delivered by MGF and, when duly authorized, executed and delivered by MGF and the Trustee, the Senior Notes Indenture will be a legal, valid and binding obligation of MGF, enforceable against it in accordance with its terms.

6)     MGF has all requisite corporate power and authority to execute and deliver its Guarantee and to perform its obligations thereunder.  The Guarantee has been duly and validly authorized by MGF and endorsed on the Notes and, when duly authorized by MGF and endorsed on the Notes, and when issued by MGF and duly authenticated by the Trustee in accordance with the terms of the Indenture and when the Notes have been issued by the Company, duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting

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Agreement, the Guarantee of MGF will be its legal, valid and binding obligation, enforceable against MGF in accordance with its terms.

7)     MGF has all requisite corporate power and authority to execute and deliver its guarantee of the New Senior Notes (the “Senior Notes Guarantee”) and to perform its obligations thereunder.  The Senior Notes Guarantees have been duly and validly authorized by MGF and endorsed on the New Senior Notes and, when duly authorized by MGF and endorsed on the New Senior Notes, and when issued by MGF and duly authenticated by the Trustee in accordance with the terms of the Senior Notes Indenture and when the New Senior Notes have been issued by the Company, duly authenticated by the Trustee in accordance with the terms of the Senior Notes Indenture and delivered to and paid for by the Senior Notes Underwriters in accordance with the terms of the Senior Notes Underwriting Agreement, the Senior Notes Guarantee of MGF will be its legal, valid and binding obligation, enforceable against MGF in accordance with its terms.

8)    All necessary corporate action has been duly and validly taken by MGF to authorize the execution, delivery and performance of the Guarantee.

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EXHIBIT E

FORM OF INTELLECTUAL PROPERTY OPINION OF
BELL, BOYED & LLOYD LLC

(a)                                                          To our best knowledge, with respect to the statements made in the first two sentences in the Prospectus under the caption “Litigation regarding our trademarks and any other proprietary rights may have a significant negative impact on our business” and the first three sentences and the fifth sentence in the Prospectus under the caption “Trademarks and Licensing Agreements”, insofar as such statements relate to the Trademarks or any legal conclusions relating thereto, nothing has come to our attention that has caused us to believe that the above-mentioned sections of the Registration Statement, at the time the Registration Statement became effective under the Act, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the above-mentioned sections of the Prospectus, as of its date or as of the Closing Date, contained or contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)                                                         In each case as indicated on, and except as set forth on Schedule A hereto, the Company is listed as the holder of record of the Trademarks in the records of the United States Patent and Trademark Office and the state and foreign offices indicated on Schedule A.  No Liens other than Permitted Liens appear on the records of such offices with respect to the Trademarks, except as set forth on Schedule A hereto.  To our best knowledge, the Company has not received any written notice from any third party asserting any ownership rights in any of the Trademarks.

(c)                                                          To our best knowledge, the Company has not received any written notice of any claim or assertion made by any third party that the use of the Trademarks by the Company infringes upon the asserted rights of such third party, except for notices that have been responded to by the Company and for which, to our best knowledge, no subsequent action has been taken by such third party that would result in a Material Adverse Effect.  To our best knowledge, the Trademarks do not infringe or conflict with any trademark right that is the subject of a trademark known to us, which infringement or conflict, if subject to an unfavorable decision, would result in a Material Adverse Effect.

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